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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form F-4 of Millar Western Forest Products Ltd. of our report dated February 20, 2004 relating to the financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Edmonton, Canada
April 14, 2004